Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTD HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $440,000	Dated as of September 27, 2024

SK Growth Opportunities Corporation, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Auxo Capital Managers LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee” or the “Sponsor”), the principal sum of up to four hundred and forty thousand ($440,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable on the consummation of the Maker’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated. Any outstanding principal amount under this Note may be prepaid at any time by the Maker, at its election and without penalty.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

6. Conversion.

(a) Optional Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Payee, (i) into warrants of the Maker (each, a “Warrant”), at a price of $1.00 per Warrant, with each Warrant exercisable for one Class A ordinary share, par value $0.0001 per share of the Maker (each, a “Class A Ordinary Share”), or (ii) into Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding of this Note, by (ii) $10.00. The Warrants (if applicable) shall be identical to the private placement warrants issued to the Sponsor at the time of the Maker’s IPO. As promptly as reasonably practicable after notice by the Payee to the Maker to convert the principal balance of this Note, in whole or in part, into Warrants or Class A Ordinary Shares, as applicable, which notice must be made at least five (5) business days prior to the consummation of the Business Combination, and after the Payee’s surrender of this Note, the Maker shall procure that a warrant certificate (or certificates) or a share certificate (or certificates), (each issued in the name(s) requested by the Payee) be issued and delivered to the Payee without any charge to Payee, and appropriate book-entry notation on the books and records of the Maker been made promptly, in each case for the number of Warrants or Class A Ordinary Shares of the Maker issuable upon the conversion of this Note. The conversion of this Note into Class A Ordinary Shares shall be deemed to have been made immediately prior to the consummation of the Business Combination and the person or persons entitled to receive the Class A Ordinary Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares as of such date.

(b) Fractional Shares; Effect of Conversion. No fractional Class A Ordinary Shares shall be issued upon conversion of this Note and the number of Class A Ordinary Shares deliverable will be rounded up to the nearest whole number of Class A Ordinary Shares. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

7. Covenants of the Maker. The Maker covenants that any Warrants or Private Placement Shares (as applicable) issuable upon conversion of the Note, when so issued, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

8. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

14. Tax Treatment. For U.S. federal (and applicable state and local) income tax purposes, the Maker and the Payee agree to treat this Note as a contingent right to acquire Warrants or Class A Ordinary Shares in the Maker, as applicable, and not as indebtedness, and shall take no contrary position on any tax return or before any taxing authority (unless otherwise required by applicable law). The Maker and the Payee shall reasonably cooperate to structure (i) any conversion of this Note in connection with a Business Combination or (ii) any contribution, forfeiture or elimination of this Note pursuant to Section 1 in a manner that is tax-efficient for the Maker and the Payee, taking into account the terms of any Business Combination.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

SK Growth Opportunities Corporation

By:	/s/ Richard Chin
Name:	Richard Chin
Title:	Chief Executive Officer

Agreed and Acknowledged:

Auxo Capital Managers LLC
a Delaware limited liability company

By:	/s/ Derek Jensen
	Name:	Derek Jensen
	Title:	Manager

[Signature Page to Promissory Note]

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